CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Diversified Income Trust:

We consent to the use of our report dated November 16, 2009, incorporated in this Registration Statement by reference, to the Putnam Diversified Income Trust, and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG, LLP

KPMG, LLP
Boston, Massachusetts
January 25, 2010